   As filed with the Securities and Exchange Commission on September 28, 2001
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             CARREKER CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                   75-1622836
  (State or Other Jurisdiction           (I.R.S. Employer Identification Number)
of Incorporation or Organization)

                        4055 Valley View Lane, Suite 1000
                              Dallas, Texas  75244
               (Address of Principal Executive Offices) (Zip Code)

THIRD AMENDED AND RESTATED CARREKER-ANTINORI, INC. 1994 LONG TERM INCENTIVE PLAN
     AMENDED AND RESTATED CARREKER-ANTINORI, INC. DIRECTOR STOCK OPTION PLAN
                           (Full Title of the Plans)

                             John D. Carreker, Jr.
               Chairman of the Board and Chief Executive Officer
                             Carreker Corporation
                             4055 Valley View Lane
                                 Suite 1000
                             Dallas, Texas  75244
                   (Name and Address of Agent for Service)

                                (972) 458-1981
         (Telephone Number, Including Area Code, of Agent for Service)

Approximate date of proposed offering: As soon after the effective date of this Registration Statement as options granted pursuant to the Plan are exercised or shares of Common Stock registered hereby are granted pursuant to
the Plan.   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: __X__

                        CALCULATION OF REGISTRATION FEE

===============================================================================================
    Title of                 Amount       Proposed maximum       Proposed          Amount of
   securities                 to be        offering price    Maximum aggregate   registration
to be registered          registered (1)    per share (2)    Offering price (2)      fee
-----------------------------------------------------------------------------------------------
Common Stock, $.01
per share par value
("Common Stock")

To be issued under the
1994 LTIP                    510,708          $8.20 (3)         $4,187,806          $1,046.95

To be issued under the
1994 LTIP                  1,289,292          $7.13 (4)         $9,192,652 (4)      $2,298.63

To be issued under the
Director Stock Plan          100,000          $7.13 (4)           $713,000 (4)        $178.25

Total                      1,900,000                                                $3,523.83
===============================================================================================

(1) Represents the maximum additional number of shares of Common Stock of the Registrant which could be purchased upon exercise of stock options which may hereafter be granted under the Third Amended and Restated Carreker-Antinori, Inc. 1994 Long Term Incentive Plan and the Amended and Restated Carreker-Antinori, Inc. Director Stock Option Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers shares of

    Common Stock of the Registrant issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee, the number of shares to be registered under this registration statement has been broken down into three subtotals.

(3) Computed in accordance with rule 457 (h) under the Securities Act of 1933, as amended. Such computation is based on the weighted average option exercise price of $8.20 per share covering options for 510,708 shares presently outstanding under the Registrant's 1994 Long Term Incentive Plan.

(4) Estimated in accordance with Rule 457 -C- and (h) under the Securities
    Act of 1933, as amended, solely for purposes of calculating the registration fee, based on the average of the high and low prices reported on the Nasdaq National Market on September 21, 2001.

Pursuant to General Instruction E of Form S-8, the contents of Registration Statement Nos. 333-63517 and 333-45144 relating to the Plans described herein are incorporated herein by reference.

================================================================================

                                EXPLANATORY NOTE

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register additional shares of Common Stock in connection with Carreker Corporation's (formerly Carreker-Antinori, Inc.) Third Amended and Restated 1994 Long Term Incentive Plan and Amended and Restated Director Stock Option Plan. Pursuant to General Instruction E of Form S-8, the contents of Registration Statement Nos. 333-63517 and 333-45144 relating to the Plans described herein are incorporated herein by reference.


                                    PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The Company hereby specifically incorporates its Form 8-K/A filed with the Securities and Exchange Commission on August 20, 2001, including the report dated April 19, 2001 of Arthur Andersen LLP pertaining to the financial statements of Check Solutions Company.


    ITEM 8.  EXHIBITS.

Exhibit Number          Description
--------------          -----------
4.1*                    Third Amended and Restated Long Term Incentive Plan

4.2*                    Carreker Corporation Director Stock Option Plan

5.1*                    Opinion of Locke Liddell & Sapp LLP.

23.1*                   Consent of counsel (included in opinion filed as Exhibit 5.1).

23.2*                   Consent of Ernst & Young LLP, Independent Auditors.

23.3*                   Consent of Arthur Andersen, LLP, Independent Auditors.

____________________
*   Filed herewith.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 28th day of September, 2001.


                                       CARREKER CORPORATION


                                       By: /s/ John D. Carreker, Jr.
                                          --------------------------------------
                                           John D. Carreker, Jr.
                                           Chairman of the Board
                                           and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                                            Date
---------                              -----                                            ----

/s/ John D. Carreker, Jr.              Chairman of the Board,                     September 28, 2001
---------------------------------      Chief Executive Officer and Director
John D. Carreker, Jr.                  (Principal Executive Officer)


/s/ Terry L. Gage                      Executive Vice President                   September 28, 2001
---------------------------------      Treasurer and Chief
Terry L. Gage                          Financial Officer
                                       (Principal Financial and
                                       Accounting Officer)


/s/ Ronald G. Steinhart                Director                                   September 28, 2001
---------------------------------
Ronald G. Steinhart


/s/ James R. Erwin                     Director                                   September 28, 2001
---------------------------------
James R. Erwin


/s/ James L. Fischer                   Director                                   September 28, 2001
---------------------------------
James L. Fischer


/s/ Richard R. Lee, Jr.                Director                                   September 28, 2001
---------------------------------
Richard R. Lee, Jr.


/s/ James D. Carreker                  Director                                   September 28, 2001
---------------------------------
James D. Carreker


/s/ Donald L. House                    Director                                   September 28, 2001
---------------------------------
Donald L. House


/s/ David K. Sias                      Director                                   September 28, 2001
---------------------------------

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

                                 EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------
4.1*                Third Amended and Restated Long Term Incentive Plan

4.2*                Carreker Corporation Director Stock Option Plan

5.1*                Opinion of Locke Liddell & Sapp LLP.

23.1*               Consent of counsel (included in opinion filed as Exhibit 5.1).

23.2*               Consent of Ernst & Young LLP, Independent Auditors.

23.3*               Consent of Arthur Andersen, LLP, Independent Auditors.

24.1*               Power of Attorney (included on the signature page of this Registration Statement).

____________________
*   Filed herewith.














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